Exhibit 99.1

UTSTARCOM RELEASES FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2008

First Quarter 2008 Revenues of $586 Million

ALAMEDA, Calif., — May 15, 2008 — UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP-based, end-to-end networking solutions and services, today reported financial results for the first quarter of 2008.

Net sales for the first quarter of 2008 were $586 million as compared to $476 million in the first quarter of 2007, due to growth in the Personal Communications Division.  Gross margins for the first quarter of 2008 were 15.7% as compared to 15.8% in the first quarter of 2007. The operating loss for the first quarter of 2008 was $30.9 million as compared to an operating loss of $52.3 million in the first quarter of 2007.  Net income for the first quarter of 2008 was $25.4 million, or $0.21 per share, as compared to a net loss of $54.0 million, or ($0.45) per share in the first quarter of 2007.

The significant items in the first quarter 2008 net income include:

•                  A gain on sale of investments of $48.3 million including Gemdale and Infinera

•                  A net $8.5 million tax benefit in China primarily due to a change in withholding tax laws

Cash, cash equivalents and short term investments was $305 million at quarter end, while the total debt was $36 million after paying off $290 million of convertible notes and accrued interest during the quarter.

“During the first quarter we made progress in moving the company forward in terms of both financial and operational results.  Our core areas of Multimedia Communications and Broadband continued to win new business in key markets while the Personal Communications Division’s results benefited from the introduction of new high end products.”  Peter Blackmore, UTStarcom’s president and chief operating officer, went on to say, “while we are encouraged by this quarter’s developments, we recognize that this is only a step along our turnaround path and we will continue to push for improvements throughout the company’s activities.”

Q2 2008 Guidance

•                  Revenue is expected to be in the range of $580 - $610 million which would represent a growth of 8% - 13% above the same period last year

•                  Overall gross margins in the second quarter is expected to be approximately 14% depending upon the mix of business between our core and Personal Communications business segments

•                  Operating expenses are expected to range between $118-$123 million including the cost of certain external professional services

Conference Call

The company will host a conference call to discuss the results. The call will take place at 2:00 p.m. (PDT) / 5:00 p.m. (EDT) on May 15, 2008. The conference call dial-in numbers are as follows: United States — 888-398-3046; International — 706-902-1962. The conference ID number is 47434965.

A replay of the call will be available for 30 days. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291. The Access Code is 47434965.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through the investor relations section of UTStarcom’s Web site at: http://www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register, and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The company develops, manufactures and markets its broadband, wireless, and terminal solutions to network operators in both emerging and established telecommunications markets worldwide. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. UTStarcom was founded in 1991 and is headquartered in Alameda, California.  The company has research and development centers in the USA, Canada, China, Korea and India.

For more information about UTStarcom, please visit the UTStarcom Web site at www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements, including the foregoing statements regarding the company’s guidance for the second quarter of 2008, including anticipated revenue, gross margins, operating expenses and cash flow from operations and anticipated realization of operational improvements, these statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risks include the ability of the company to realize anticipated results of operational improvements and execute on its liquidity plans as well as risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

# # #

Company Contact

Barry Hutton

Senior Director, Investor Relations

UTStarcom, Inc.

(510) 769-2807

barry.hutton@utstar.com

UTStarcom, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$305,119	$503,078
Accounts and notes receivable, net	269,701	343,525
Inventories and deferred costs	521,794	524,727
Prepaids and other current assets	156,600	121,636
Total current assets	1,253,214	1,492,966
Long-term assets:
Property, plant and equipment, net	210,336	209,094
Long-term deferred costs	164,922	164,766
Other long-term assets	121,181	117,762
Total assets	$1,749,653	$1,984,588

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$214,263	$148,440
Short-term debt	35,907	322,829
Customer advances	244,947	229,050
Deferred revenue	108,068	100,502
Other current liabilities	274,688	302,395
Total current liabilities	877,873	1,103,216
Long-term liabilities:
Long-term debt	267	333
Long-term deferred revenue and other liabilities	254,486	259,358
Total liabilities	1,132,626	1,362,907

Minority interest in consolidated subsidiaries	806	3,705
Total stockholders’ equity	616,221	617,976
Total liabilities, minority interest and stockholders’ equity	$1,749,653	$1,984,588

UTStarcom, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended March 31
	2008	2007

Net sales	$585,989	$475,902
Cost of net sales	493,910	400,617
Gross profit	92,079	75,285

Operating expenses:
Selling, general and administrative	79,744	79,837
Research and development	41,400	43,662
Amortization of intangible assets	1,824	4,046
Total operating expenses	122,968	127,545

Operating loss	(30,889)	(52,260)

Interest expense, net	(3,254)	(1,815)
Other income, net	53,970	3,970
Income (loss) before income taxes and minority interest	19,827	(50,105)
Income taxes	5,020	(4,341)
Minority interest in losses of consolidated subsidiaries	510	464
Net income (loss)	$25,357	$(53,982)

Income (loss) per share - Basic	$0.21	$(0.45)
Income (loss) per share - Diluted	$0.21	$(0.45)

Weighted average shares used in per share calculation:
- Basic	122,096	120,900
- Diluted	123,098	120,900

UTStarcom, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$25,357	$(53,982)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,112	14,744
Gain on sale of investments and liquidation of ownership interest in a variable interest entity	(47,848)	—
Net loss (gain) on sale of fixed assets	8	(2,699)
Stock-based compensation expense	4,795	2,755
Recovery of doubtful accounts	(680)	(5,281)
Provision for (recovery of) deferred costs reserves	320	(1,504)
Deferred income taxes	(11,708)	—
Other	(343)	266
Changes in operating assets and liabilities:
Accounts receivable	75,177	60,296
Inventories	7,650	(2,422)
Deferred costs	8,028	(5,222)
Other assets	(19,588)	(31,433)
Accounts payable	64,287	(41,324)
Income taxes payable	1,414	5,969
Customer advances	19,902	44,298
Deferred revenue	(5,771)	(11,790)
Other current liabilities	(34,404)	(79,336)
Net cash provided by (used in) operating activities	96,708	(106,665)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(7,630)	(5,221)
Proceeds from the disposition of (purchase of) an investment interest	(1,949)	1,800
Proceeds from repayment of loan by a variable interest entity	7,728	—
Change in restricted cash	(4,517)	10,365
Purchase of short-term investments	(6,578)	(15,576)
Proceeds from sale of short-term investments	58,740	10,483
Other	96	(70)
Net cash provided by investing activities	45,890	1,781
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	—	64,621
Payments on borrowings	(288,861)	(64,676)
Other	2,473	(654)
Net cash used in financing activities	(286,388)	(709)
Effect of exchange rate changes on cash and cash equivalents	4,823	2,120
Net decrease in cash and cash equivalents	(138,967)	(103,473)
Cash and cash equivalents at beginning of period	437,449	661,623
Cash and cash equivalents at end of period	$298,482	$558,150